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                                                     EXHIBIT (d)(1)(B)


                ADDENDUM TO MANAGEMENT AGREEMENT

     The Management Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business at 1001 Jefferson Street, 4th Floor, Wilmington, DE 19801, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business at 1001 Jefferson Street, 4th Floor, Wilmington, DE 19801, dated October 24, 1997 is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 2nd day of January, 1998.

                          WITNESSETH:

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

     WHEREAS, the Trust has established eight new series designated as the Mid-Cap Growth Series, Total Return Series,
Research Series, Growth & Income Series, Value + Growth Series,
Global Fixed Income Series, Growth Opportunities Series and
Developing World Series; and

     WHEREAS, the Trust desires to appoint DSI as Manager for the Mid-Cap Growth Series, Total Return Series, Research Series, Growth & Income Series, Value + Growth Series, Global Fixed Income Series, Growth Opportunities Series and Developing World Series, under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Manager is willing to accept such appointment.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

                    1.   In addition to its responsibilities as
               specified in the Agreement, the Trust hereby appoints DSI to act as Manager with respect to the Mid-Cap Growth Series, Total Return Series, Research Series, Growth & Income Series, Value + Growth Series, Global Fixed Income Series, Growth Opportunities Series and Developing World Series which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation."

                    2.   Schedule A to the Agreement shall be
               replaced with a new Schedule A, a form of which is attached hereto.

                    3.   Schedule B to the Agreement
               ("Compensation for Services to Series") shall be replaced with a new Schedule B, a form of which is attached hereto.

     This Addendum shall take effect as of the date of its execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.


                                        THE GCG TRUST

/s/Marilyn Talman                        /s/Barnett Chernow
---------------------------           By:--------------------------
Attest

Vice President & Assistant Secretary     President & CEO
------------------------------------     --------------------------
Title                                    Title



                              DIRECTED SERVICES, INC.



/s/Marilyn Talman                        /s/David L. Jacobson
---------------------------           By:--------------------------
Attest
Vice President & Assistant Secretary     SVP
------------------------------------     --------------------------
Title                                    Title



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                           SCHEDULE A


     The Series of The GCG Trust, as described in the attached
Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

                    Multiple Allocation Series
                    Fully Managed Series
                    Limited Maturity Bond Series
                    Hard Assets Series
                    Real Estate Series
                    All-Growth Series
                    Liquid Asset Series
                    Capital Appreciation Series
                    Rising Dividends Series
                    Emerging Markets Series
                    Market Manager Series
                    Value Equity Series
                    Strategic Equity Series
                    Small Cap Series
                    Mid-Cap Growth Series
                    Total Return Series
                    Research Series
                    Growth & Income Series
                    Value + Growth Series
                    Global Fixed Income Series
                    Growth Opportunities Series
                    Developing World Series


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                           SCHEDULE B
              COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

Series                             Rate

Multiple Allocation, Fully         1.00% of first $750 million;
Managed, Natural Resources,        0.95% of next $1.250  billion;
Real Estate, All-Growth,           0.90% of next $1.5  billion; and
Capital Appreciation, Rising       0.85% of amount in excess of $3.5 billion
Dividends Series, Value
Equity, Strategic Equity
Series, and Small Cap Series:


Limited Maturity Bond and          0.60% of first $200  million;
Liquid Asset Series:
                                   0.55% of next $300 million; and
                                   0.50% of amount in excess of $500 million

Emerging Markets Series:           1.75% of average daily net assets

Market Manager Series:             1.00% of average daily net assets

Managed Global Series:             1.25% of the first $500 million; and
                                   1.05% on the amount in excess

Growth & Income Series:            0.95% of first $200 million; and
                                   0.75% of amount in excess of $200 million

Value + Growth Series:             0.95% of first $500 million; and
                                   0.75% of amount in excess of $500 million

Mid-Cap Growth, Total Return,      0.80% of first $300 million; and
and Research Series:               0.55% of amount in excess of $300 million

Global Fixed Income Series:        0.85% of first $200 million;
                                   0.75% of next $300 million;
                                   0.60% of next $500 million;
                                   0.55% of amount in next of $1 billion; and 0.40% of amount over $2 billion

Growth Opportunities Series:       0.95% of first $200 million; and
                                   0.75% of amount in excess of $200 million

Developing World Series:           1.25% of the first $500 million; and
                                   1.05% on the amount in excess




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